Exhibit 99.1

Anika Therapeutics Reports Second Quarter 2006 Financial Results

Reports Record Product Revenue for Second Consecutive Quarter

          WOBURN, Mass., July 24 /PRNewswire-FirstCall/ -- Anika Therapeutics, Inc. (Nasdaq: ANIK) today reported financial results for the second quarter and six months ended June 30, 2006.

          Revenue
          Product revenue increased 74% to $7,115,000 for the second quarter of 2006 from $4,084,000 in the same period last year.  Product revenue for the six-month period increased 37% to $13,381,000 from $9,761,000 in the six-month period a year ago.  Product revenue for both 2005 periods was negatively impacted by a voluntary product recall that reduced ophthalmic sales in the second quarter of 2005 by $1,300,000.

          Licensing, milestone and contract revenue for the second quarter of 2006 was $683,000 compared with $2,935,000 in the second quarter of 2005.  Licensing, milestone and contract revenue in the second quarter of 2005 included $2,200,000 of contract revenue in connection with the company’s development and commercialization contract with OrthoNeutrogena for its hyaluronic acid-based cosmetic tissue augmentation product, which was terminated in the third quarter of 2005.

          License, milestone and contract revenue for the first six months of 2006 was $1,370,000 compared with $4,550,000 in the same period of 2005.  The six-month 2005 period includes $3,167,000 related to the OrthoNeutrogena contract.

          Total revenue for the second quarter of 2006 increased to $7,798,000 from $7,019,000 in the second quarter of 2005.  Total revenue for the first six months of 2006 increased to $14,751,000 from $14,311,000 for the comparable period of 2005.

          Product Gross Margins
          Product gross margin for the second quarter of 2006 increased to 59% from 48% in last year’s second quarter.  For the six-month 2006 period, product gross margin was 56% compared with 48% for the first six months of 2005.  The improvement in both periods was due to higher production volume and lower raw material prices.  In addition, second-quarter and six-month 2005 product margins were adversely impacted by costs incurred from last year’s voluntary ophthalmic product recall.

          Net Income
          Net income for the second quarter of 2006 was $1,352,000, or $0.12 per diluted share, compared with $1,336,000, or $0.12 per diluted share, for the same period last year.  The impact from the adoption of SFAS 123R reduced second-quarter 2006 earnings per diluted share by $0.02.

          Net income for the first six months of 2006 was $2,233,000, or $0.20 per diluted share, compared with $2,539,000, or $0.22 per diluted share, for the same period last year.  The impact from the adoption of SFAS 123R reduced earnings per diluted share by $0.04.

          Please refer to the schedule at the end of this news release for a reconciliation of Non-GAAP diluted net income per share.

          Operating Expenses
          Total operating expenses were $5,997,000 for the second quarter of 2006, compared with $5,053,000 for the second quarter of 2005.  For the six month period of 2006, operating expenses were $11,911,000 compared with $10,538,000 in the same period in 2005.  The increase in operating expenses for the second quarter and first half of 2006 included $350,000 and $733,000, respectively, of stock-based compensation from the adoption of SFAS 123R.  Higher professional fees in selling, general & administrative expenses also contributed to the increase in operating expenses year-over-year.

          Balance Sheet
          Anika’s cash and cash equivalents at June 30, 2006 totaled $46,127,000.  Anika has no short or long term debt.  Capital expenditures for the second quarter and first half of 2006 were $666,000 and $1,032,000, respectively, and were primarily related to upgrading the company’s manufacturing capabilities.

          Second-Quarter Highlights and Outlook
          “Anika performed very well during the second quarter both financially and operationally,” said Charles H. Sherwood, Ph.D., Anika’s president and chief executive officer.  “The highlight of the quarter was the signing of worldwide marketing and distribution agreements with Galderma Pharma, a premier dermatology company for our cosmetic tissue augmentation (CTA) product.  In addition, we posted significant increases in product sales of OrthoVisc, both domestically as well as internationally, led by Mitek’s improved sales in the second quarter of 2006 compared with both the year ago quarter and this year’s first quarter.”

          “The outlook for the second half of 2006 remains positive as we continue to execute against our 2006 plan,” continued Sherwood.  “We look forward to leveraging our distribution partnerships to drive sales of OrthoVisc worldwide, working toward regulatory approval and commercialization of our CTA product, and moving our preclinical products further along the development pipeline.”

          Conference Call Information
          Anika will hold a conference call to review its financial results and business highlights on Tuesday, July 25, 2006, at 9:00 a.m. ET.  In addition, the company may address during the conference call its business and financial developments and trends, including those involving product lines and business partners, and other business and financial matters affecting the company, which may contain information that has not been previously disclosed. To listen to the conference call, dial 888.396.2384 or 617.847.8711 and use the passcode 82755034 and.  Please call approximately 10 minutes before the starting time and reference Anika Therapeutics.  In addition, the conference call will be available to interested parties through a live audio Internet broadcast at http://www.anikatherapeutics.com.  The call will be archived and accessible on the same Web site for six months shortly after the conclusion of the call.

          About Anika Therapeutics, Inc.
          Headquartered in Woburn, Mass., Anika Therapeutics, Inc. (http://www.anikatherapeutics.com) develops, manufactures and commercializes therapeutic products for tissue protection and healing. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body. Anika products include OrthoVisc(R), a treatment for osteoarthritis of the knee available internationally and marketed in the U.S. by DePuy Mitek and Hyvisc(R), a treatment for equine osteoarthritis marketed in the U.S. by Boehringer Ingelheim Vetmedica, Inc. Anika developed and manufactures Amvisc(R) and Amvisc Plus(R), HA viscoelastic products for ophthalmic surgery. It also produces STAARVISC(TM)-II, which is distributed by STAAR Surgical Company and Shellgel(TM) for Cytosol Ophthalmics, Inc.

          The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as “expectations,” “remains,” “focus,” “expected,” “prospective,” “expanding,” “building,” “continue,” “progress,” “plan,” “efforts,” “hope,” “believe,” “objectives,” “opportunities,” “will,” “seek,” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward-looking statements. These statements also include statements regarding: (i) the company’s expectations regarding its products under development, (ii) its goal to obtain regulatory approvals for and commercialize its cosmetic tissue augmentation product, and (iii) its goal to drive worldwide OrthoVisc sales.  These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks, uncertainties and other factors. The company’s actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including: (i) the company’s ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all, obtain clinical data to support a pre-market approval application and/or FDA approval, and/or receive FDA or other foreign regulatory approvals of its products, or that such approvals will not be obtained in a timely manner or without the need for additional clinical trials; (ii) the results of the company’s research and product development efforts and their relative success and timing of regulatory approvals and commercialization of the company’s products; (iii) the risk that the company’s new arrangements with Galderma will not result in any meaningful sales or will be terminated at an earlier date in accordance with its terms, or that Galderma will fail to perform as it has committed to under the agreement, or that any of the milestones in the agreement will not be achieved; (iv) the success of the company’s efforts to improve the financial performance of its core business; (v) the company’s research and product development efforts and their relative success, including whether the company has any meaningful sales of any new products resulting from such efforts; (vi) the cost effectiveness and efficiency of our manufacturing operations and production planning; (vii) the strength of the economies in which the company operates or will be operating, as well as the political stability of any of those geographic areas or (viii) future determinations by the company to allocate resources to products and in directions not presently contemplated. Any delay in receiving any regulatory approvals may adversely affect the company’s competitive position. Even if regulatory approvals are obtained, there is a risk that meaningful sales of the products may not be achieved. There is also a risk that (i) the company’s existing distributors or customers will not continue to place orders at historical levels or that any of them will seek to modify or terminate existing arrangements, (ii) the company’s efforts to enter into long-term marketing and distribution arrangements will not be successful, (iii) new distribution arrangements, including the agreement with DePuy Mitek pertaining to ORTHOVISC(R) and the agreement with Galderma Pharma S.A. pertaining to its CTA product, will not result in meaningful sales of the company’s products, (iv) the company will be unable to achieve performance and sales threshold milestones in its distribution agreements, (v) competitive products will adversely impact the company’s product sales, (vi) the estimated size(s) of the markets which the company has targeted its products will fail to be achieved, (vii) lack of adequate coverage and reimbursement provided by governments and other third party payers for our products and services, including continued classification by CMS of ORTHOVISC under a miscellaneous J-code for Medicare/Medicaid reimbursement, could have a material adverse effect on our results of operations, or (viii) increased sales of the company’s products, including HYVISC(R), ORTHOVISC(R) , or its ophthalmic products, will not continue or sales will decrease or not reach historical sales levels, or even if such increases occur that such increases will improve gross margins, any of which may have a material adverse effect on the company’s business and operations. Certain other factors that might cause the company’s actual results to differ materially from those in the forward-looking statements include those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and Current Reports on Form 8-K, as well as those described in the company’s other press releases and SEC filings.

Anika Therapeutics, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Product revenue	$7,115,484	$4,084,132	$13,381,318	$9,761,069
Licensing, milestone and contract revenue	682,557	2,935,293	1,369,684	4,549,643
Total revenue	7,798,041	7,019,425	14,751,002	14,310,712
Operating expenses:
Cost of product revenue	2,890,904	2,117,208	5,938,722	5,111,172
Research & development	1,129,877	1,460,170	2,206,669	2,659,379
Selling, general & administrative	1,976,600	1,475,164	3,765,599	2,767,239
Total operating expenses	5,997,381	5,052,542	11,910,990	10,537,790
Income from operations	1,800,660	1,966,883	2,840,012	3,772,922
Interest income	489,772	274,084	950,846	486,293
Income before income taxes	2,290,432	2,240,967	3,790,858	4,259,215
Provision for income taxes	938,367	904,478	1,558,043	1,720,486
Net income	$1,352,065	$1,336,489	$2,232,815	$2,538,729
Basic net income per share:
Net income	$0.13	$0.13	$0.21	$0.25
Basic weighted average common shares outstanding	10,601,336	10,391,538	10,564,902	10,330,883
Diluted net income per share:
Net income	$0.12	$0.12	$0.20	$0.22
Diluted weighted average common shares outstanding	10,955,156	11,537,538	10,969,569	11,425,292

Anika Therapeutics, Inc. and Subsidiary
Consolidated Balance Sheets
(unaudited)

	June 30, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$46,127,054	$44,746,656
Accounts receivable, net	2,767,691	2,066,240
Inventories	4,435,092	3,270,678
Current portion deferred income taxes	1,301,085	1,301,085
Prepaid expenses and other receivables	458,469	1,025,481
Total current assets	55,089,391	52,410,140
Property and equipment, at cost	12,981,495	11,949,439
Less: accumulated depreciation	(10,056,533)	(9,853,177)
	2,924,962	2,096,262
Long-term deposits	143,060	143,060
Deferred income taxes	8,093,040	7,968,481
Total Assets	$66,250,453	$62,617,943
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,042,225	$1,277,782
Accrued expenses	1,583,374	1,718,916
Deferred revenue	2,890,702	2,830,046
Income taxes payable	574,513	—
Total current liabilities	6,090,814	5,826,744
Other long-term liabilities	62,313	—
Long-term deferred revenue	18,449,722	18,900,000
Stockholders’ equity
Preferred stock	—	—
Common stock	106,256	105,004
Additional paid-in-capital	35,795,219	34,272,881
Retained earnings	5,746,129	3,513,314
Total stockholders’ equity	41,647,604	37,891,199
Total Liabilities and Stockholders’ Equity	$66,250,453	$62,617,943

Anika Therapeutics, Inc. and Subsidiary
Supplemental Financial Data
(unaudited)

Product Gross Margin and Revenue by Product Line

	Quarter Ended June 30,

	2006	% Ttl	2005	% Ttl

Ophthalmic Products	$2,545,170	36%	$1,569,822	38%
ORTHOVISC	4,337,094	61%	2,191,750	54%
HYVISC	222,720	3%	322,560	8%
INCERT	10,500	0%	—	0%
	$7,115,484	100%	$4,084,132	100%
Product gross profit	$4,224,580		$1,966,924
Product gross margin	59%		48%

	Six Months Ended June 30,

	2006	% Ttl	2005	% Ttl

Ophthalmic Products	$5,482,340	41%	$4,338,477	44%
ORTHOVISC	6,978,518	52%	4,593,130	47%
HYVISC	909,960	7%	829,462	9%
INCERT	10,500	0%	—	0%
	$13,381,318	100%	$9,761,069	100%
Product gross profit	$7,442,596		$4,649,897
Product gross margin	56%		48%

Product Revenue by Geography

	Quarter Ended June 30,

	2006	% Ttl	2005	% Ttl

Domestic	$3,276,355	46%	$1,856,524	45%
International	3,839,129	54%	2,227,608	55%
	$7,115,484	100%	$4,084,132	100%

	Six Months Ended June 30,

	2006	% Ttl	2005	% Ttl

Domestic	$7,150,472	53%	$5,547,908	57%
International	6,230,846	47%	4,213,161	43%
	$13,381,318	100%	$9,761,069	100%

          We believe that it is useful to investors to review information concerning the company’s results of operations on both a GAAP basis and a non-GAAP basis that excludes stock-based compensation expense under FAS 123(R). We utilize these non-GAAP financial measures to evaluate our performance. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“GAAP”) such as net income and earnings per share, and should not be considered a measure of our liquidity. In addition, our non-GAAP financial measure may not be comparable to similar measures reported by other companies.

          The following table reconciles non-GAAP financial measures used in this release to the most comparable GAAP measure for the respective periods:

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Diluted net income per share	$0.12	$0.12	$0.20	$0.22
Stock-based compensation	0.02	—	0.04	—
Non-GAAP diluted net income per share	$0.14	$0.12	$0.24	$0.22

          Contacts:
          Anika Therapeutics, Inc.
          Charles H. Sherwood, Ph.D., CEO
          Kevin W. Quinlan, CFO
          (781) 932-6616

SOURCE  Anika Therapeutics, Inc.
          -0-                                                  07/24/2006
          /CONTACT:  Charles H. Sherwood, Ph.D., CEO or Kevin W. Quinlan, CFO, both of Anika Therapeutics, Inc.,
+1-781-932-6616/
          /First Call Analyst: /
          /FCMN Contact: /
          /Web site:  http://www.anikatherapeutics.com /